AMENDMENT TO THE

CUSTODY AGREEMENT

This Amendment is effective as of      , 2025 to amend the Custody Agreement, as amended from time to time, effective July 1, 2016 (the “Agreement”), among each investment company listed on the signature page hereto (each, a “Fund” and collectively, the “Funds”), each wholly-owned subsidiary of a series of an investment company listed on the signature page hereto (each, a “Subsidiary”, and collectively, the “Subsidiaries”), and The Bank of New York Mellon (formerly, The Bank of New York) (the “Custodian”).

WHEREAS, AMG Funds, AMG Funds I, AMG Funds II, AMG Funds III, AMG Funds IV, AMG Systematica Subsidiary Fund I, AMG Systematica Subsidiary Fund II and Custodian have entered previously into the Agreement;

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

The legal entity name of AMG Funds II has changed to AMG ETF Trust. All references to “AMG Funds II” are hereby deleted in their entirety and replaced with “AMG ETF Trust.”

To delete Schedule I of the Agreement in its entirety and substitute it with Schedule I attached hereto.

Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

Each of the Funds and the Subsidiaries, on one hand, and Custodian, on the other hand, hereby represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind it to this Amendment.

(Signature page to follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

AMG FUNDS AMG FUNDS I AMG FUNDS III AMG FUNDS IV AMG ETF TRUST (f/k/a AMG FUNDS II)	THE BANK OF NEW YORK MELLON

By:	By:
Name:	Name:
Title:	Title:

AMG SYSTEMATICA SUBSIDIARY FUND I	AMG SYSTEMATICA SUBSIDIARY FUND II

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE I

(Effective:         , 2025)

Portfolios

AMG Funds

AMG GW&K Municipal Bond Fund

AMG GW&K Municipal Enhanced SMA Shares

AMG GW&K Municipal Enhanced Yield Fund

AMG GW&K Securitized Bond SMA Shares

AMG GW&K Small Cap Core Fund

AMG GW&K Small Cap Value Fund

AMG GW&K Small/Mid Cap Core Fund

AMG Renaissance Large Cap Growth Fund

AMG TimesSquare Emerging Markets Small Cap Fund1

AMG TimesSquare Global Small Cap Fund2

AMG TimesSquare International Small Cap Fund

AMG TimesSquare Mid Cap Growth Fund

AMG TimesSquare Small Cap Growth Fund

AMG Yacktman Focused Fund

AMG Yacktman Fund

AMG Yacktman Global Fund

AMG Yacktman Special Opportunities Fund

AMG Funds I

AMG Boston Common Global Impact Fund

AMG Frontier Small Cap Growth Fund

AMG GW&K Core Bond ESG Fund

AMG River Road Large Cap Value Select Fund

AMG Systematica Managed Futures Strategy Fund

AMG Systematica Trend-Enhanced Markets Fund

AMG Veritas China Fund

AMG Veritas Global Focus Fund

AMG Veritas Global Real Return Fund

AMG ETF TRUST (f/k/a AMG FUNDS II)

AMG GW&K Enhanced Core Bond ESG Fund3

AMG GW&K Muni Income ETF

AMG Funds III

AMG GW&K ESG Bond Fund

AMG GW&K High Income Fund4

[1]	Liquidated as of December 11, 2024.
[2]	Liquidated as of December 11, 2024.
[3]	Liquidated as of September 11, 2024.
[4]	Liquidated as of September 11, 2024.

AMG GW&K International Small Cap Fund

AMG Veritas Asia Pacific Fund

AMG Funds IV

AMG Beutel Goodman Core Plus Bond Fund

AMG Beutel Goodman International Equity Fund5

AMG GW&K Small/Mid Cap Growth Fund

AMG Montrusco Bolton Large Cap Growth Fund

AMG River Road Dividend All Cap Value Fund

AMG River Road Focused Absolute Value Fund

AMG River Road Mid Cap Value Fund

AMG River Road Small Cap Value Fund

AMG River Road Small-Mid Cap Value Fund

Subsidiaries

AMG Systematica Subsidiary Fund I

AMG Systematica Subsidiary Fund II

[5]	Liquidated as of September 11, 2024.